UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 29, 2023

SMITH-MIDLAND CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13752	54-1727060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

P.O. Box 300, 5119 Catlett Road

Midland, Virginia 22728

(Address of principal executive offices)

(540) 439-3266

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SMID	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

The disclosures set forth in Item 2.03 are incorporated by reference to this item.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Line of Credit

On November 29, 2023, Smith-Midland Corporation (the "Company") renewed its line of credit with Summit Community Bank (the “Bank”) for up to $5,000,000 under substantially the same terms and in the same amount. The agreement provides that the borrowing amount cannot exceed 50% of eligible accounts receivable and that the Bank may decline to advance funds at its discretion. The loan is collateralized by the Company's accounts receivable, inventory, and equipment. The interest rate is equal to the Wall Street Journal prime rate with an initial rate of 8.500% and a floor of 4.99% per annum, adjustable every month with interest only payments due on a monthly basis. The loan matures on October 1, 2024. Advances on the line of credit are made at the request of the Company. Currently there have been no advances under the line of credit.

Key provisions of the line of credit require the Company, (i) to obtain bank approval for capital expenditures in excess of $5,000,000 during the term of the loan; (ii) to maintain a minimum tangible equity of $10,000,000; and (iii) to obtain bank approval prior to the funding of any acquisition.

The foregoing does not purport to be complete and is qualified in its entirety by reference to the Commercial Line of Credit Agreement and Note, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Equipment Purchase Commitment

On November 29, 2023, the Company executed a Commitment Letter from the Bank to provide a guidance line of credit specifically to purchase business equipment up to $1,500,000. The commitment provides for the purchase of equipment for which a note payable will be executed with a term of five years with a per annum interest rate calculated at the Wall Street Journal prime rate plus .5% and payments of principal and interest due monthly. The loan is collateralized by a first lien position on all equipment purchased under the line. The commitment for the guidance line of credit matures on October 1, 2024. Currently there have been no advances under the Guidance line of credit.

The key provisions of the guidance line of credit are the same as those of the Bank line of credit more fully described above.

The foregoing does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter, a copy of which are attached hereto as exhibit 10.2 and incorporated herein by reference.

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ITEM 9.01 Financial Statements and Exhibits.

Exhibit No	Exhibit Description

10.1	Commercial Line of Credit Agreement and Note, dated October 1, 2023, for the renewal of the line of credit in the amount of $5,000,000 with Summit Community Bank

10.2	Commitment Letter, dated November 27, 2023, for the renewal of the equipment line of credit in the amount of $1,500,000 with Summit Community Bank

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2023
SMITH-MIDLAND CORPORATION

	By:	/s/ Stephanie Poe
Stephanie Poe
Chief Financial Officer

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